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                                                                    EXHIBIT 10.1


             SECOND AMENDED AND RESTATED PER-SE TECHNOLOGIES, INC.
                        NON-QUALIFIED STOCK OPTION PLAN

         THIS SECOND AMENDED AND RESTATED PER-SE TECHNOLOGIES, INC. NON-QUALIFIED STOCK OPTION PLAN is made as of January 20, 2000, by Per-Se Technologies, Inc., a Delaware corporation formerly known as Medaphis Corporation (the "Company").

                            STATEMENT OF BACKGROUND

         1. On June 2, 1991, the Company adopted the Amended and Restated Medaphis Corporation Non-Qualified Stock Option Plan (the "Plan"). The Company has subsequently adopted twelve amendments to the Plan.

         2. The Company desires to amend and restate the Plan to reflect the Company's recent name change, to increase the number of shares authorized under the Plan, and to integrate the existing Plan and all previous amendments thereto into a single document; provided, however, that such increase in shares authorized under the Plan shall be subject to approval by the stockholders of the Company at the 2000 Annual Meeting of Stockholders, or any adjournment thereof.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, as a result of the Company's desire to amend and restate the Plan, the Plan is amended and restated as follows:

             SECOND AMENDED AND RESTATED PER-SE TECHNOLOGIES, INC.

                        NON-QUALIFIED STOCK OPTION PLAN

         1. Purpose. This Second Amended and Restated Per-Se Technologies, Inc. Non-Qualified Stock Option Plan (the "Plan") is intended to serve as an incentive to encourage stock ownership by employees of Per-Se Technologies, Inc., a corporation organized and doing business under the laws of the State of Delaware (the "Company"), and its subsidiaries so that they may acquire or increase their proprietary interest in the Company and share in the success of the Company, and to encourage them to remain in the employ of the Company.

         2. Administration. The Plan shall be administered by the Compensation Committee of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors (the "Board of Directors"), each of whom shall be a "disinterested

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person" within the meaning of Rule 16b-3 of the Securities and Exchange Act of
1934, as amended ("Rule 16b-3"), and an "outside director" as provided for in
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         The Committee acting in its absolute discretion shall exercise such power and take such action as expressly called for under the Plan and, further, the Committee shall have the power to interpret the Plan and (subject to Rule 16b-3) to take such other action (except to the extent the right to take such action is expressly and exclusively reserved for the Board of Directors or the Company's stockholders) in the administration and operation of the Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected participant and on each other person directly or indirectly affected by such action. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3. Eligibility. The persons who shall be eligible to receive options shall be the key employees of the Company or of any parent or subsidiary corporation of the Company on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him by the Committee.

         4.       Stock Subject to Plan.

                  (a) Authorized Shares. The Company has authorized and reserved for issuance upon the exercise of options pursuant to the Plan an aggregate of Five Million Six Hundred Fifty-Two Thousand One Hundred Fifty-Two (5,652,152) shares (the "Shares") of $.01 par value Common Stock of the

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         Company (the "Common Stock"). If any option expires or terminates without the respective optionee exercising it in full, the Committee may grant options to other individuals with respect to the unpurchased Shares. No individual shall be granted options under the Plan that would cause the aggregate number of options granted under the Plan to such individual during the period that options are granted under the Plan (taking into account all Shares with respect to which options have been granted under the Plan to such individual, including options that have been canceled or otherwise have expired or terminated) to exceed 20% of the aggregate number of Shares authorized for issuance under the Plan.

                  (b) Adjustments and Corporate Reorganizations. The Committee will adjust the total number of Shares and any outstanding options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or a payment of a stock dividend on the shares of Common Stock, a subdivision or combination of the shares of Common Stock, a reclassification of the shares of Common Stock, a merger or consolidation of the Company or any other like changes in the Shares or in their value. No fractional shares will be issued as a result of any of these changes, and any fractional shares that result from a change will be eliminated from the outstanding options. All adjustments made by the Committee under this paragraph shall be final, conclusive and binding on all affected persons and, further, shall not constitute an increase in the aggregate number of shares which may be issued under options pursuant to Section 4 of the Plan, or constitute a "material modification" within the meaning of Section 8 of the Plan.

                  (c) Change in Control.

                        (1) The following occurrences constitute "Change of Control" events:

                                    (i)      the adoption of a plan of merger or

                        consolidation of the Company with any other corporation as a result of which holders of the outstanding voting stock of the Company as a group would receive less than

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                        50% of the voting stock of the surviving or resulting
                        corporation;

                                    (ii)    the adoption of a plan of
                        liquidation or the approval of the dissolution of the Company;

                                    (iii)    the sale or transfer of
                        substantially all of the assets of the Company;

                                    (iv)     the sale or transfer of
                        substantially all of the assets or stock of an operating subsidiary of the Company, other than as security for obligations of the Company; or

                                    (v)      the sale or transfer of
                        substantially all of the assets of an operating division of the Company or its subsidiaries, other than as security for obligations of the Company.

                       (2) In the event of an occurrence described in
                  Section 4(c)(1)(i), (ii) or (iii), the unexercised portion of all outstanding options under the Plan will be fully vested and immediately exercisable, and will remain exercisable until the occurrence of such event, after which time all outstanding options will immediately terminate as to any portion thereof not exercised.

                       (3) In the event of the occurrence of an event
                  described in Section 4(c)(1)(iv) or (v) which results in optionees employed by the affected operating subsidiary or division being terminated from their employment with the Company, then the unexercised portion of all outstanding options under the Plan held by those affected optionees will be fully vested and immediately exercisable. Such options will remain exercisable until the earlier of (i) the expiration of the respective terms of such options, or (ii) six (6) months following termination of employment.

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                        (4) Applicable optionees will be mailed notice of
                  any anticipated occurrence described in Section 4 (c)(1) at least twenty (20) days prior to the occurrence of such event.

                  (d)   Liquidation of Shares After Change in Control.

                        (1) In the event of an occurrence described in the
                  Section 4 (c)(1)(i), (ii) or (iii), each optionee electing to exercise outstanding option(s) will have the right in connection with the closing of such event to either (i) sell to the Company or the surviving or resulting corporation, the Shares which the optionee received upon the exercise of such option(s) at a cash price per Share equivalent to the fair market value of the Common Stock as determined by the Committee, as of the date of such event, or (ii) receive the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the optionee to receive as the holder of record of the number of Shares which the optionee received upon the exercise of such option(s), provided, however, that in the event the transaction contemplated by this Section 4(d)(1) involves a merger to be accounted for under the "pooling of interests" accounting method, then the Committee shall have the authority hereunder to modify the rights of an optionee under this Section 4(d)(1) to the extent necessary in order to preserve the "pooling of interests" accounting treatment for such merger.

                        (2) In the event of any occurrence described in
                  Section 4(c)(1)(iv) or (v), each affected optionee electing to exercise outstanding option(s) will have the right to sell to the Company the Shares which the optionee received upon the exercise of such option(s) at a price per share equivalent to the fair market value of the Common Stock as determined by the Committee, such payment to be made in the form of cash and/or notes, as determined by the Committee. The Committee will make reasonable efforts to assure that an optionee electing to sell Shares pursuant to this Section 4(d)(2) receives cash consideration in an amount at least sufficient to offset the

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                  exercise price paid to the Company by the optionee in
                  connection with exercising his option(s).

         5. Terms and Conditions of Options. Each option granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a Per-Se Technologies, Inc. Non-Qualified Stock Option Agreement (the "Agreement"), in such form and containing such terms and conditions as the Committee from time to time may determine, provided that each Agreement shall:

                  (a) state the number of shares of Common Stock to which it pertains;

                  (b) state the exercise price, which shall not be less than the fair market value of the Common Stock as of the date of grant, as determined by the Committee;

                  (c) provide in all events (except as provided in Section 11 of the Plan) that the option is not exercisable after the expiration of eleven (11) years from the date the option is granted;

                  (d) provide that the option is exercisable at any time, following the date, which is six months after the date of grant of such option, only and to the extent of the number of shares of Common Stock subject to the option determined by application of the following vesting schedule:


                          Years from Date            Percent
                              of Grant                Vested
                          ---------------            --------
                            Less than 1                  0%
                                 1                      20%
                                 2                      40%
                                 3                      60%
                                 4                      80%
                                 5                     100%

         The Committee may, however, provide for different vesting schedules in any Agreements granted hereunder. In the event of the death or disability (within the meaning

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of Section 22(e)(3) of the Internal Revenue Code (the "Code")) of the optionee, the option shall be and become fully exercisable without regard to any vesting schedule;

                  (e) provide that the option is not transferable by the optionee other than (i) to the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) to a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) to a partnership in which such Immediate Family Members are the only partners, (iv) to an entity exempt from federal income tax pursuant to
         Section 501(c)(3) of the Code or any successor provision, or (v) to a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided, however, that (x) there shall be no consideration for any such transfer, and
         (y) other transfers by the optionee, or any subsequent transfer of transferred options by a transferee, shall be prohibited, except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended; and provided, further, that following transfer, for purpose of elections to exercise the option and the general restrictions applicable under the Plan to option exercises, the term "optionee" shall be deemed to include the transferee, but the option otherwise shall continue to be subject to the same terms and conditions that were applicable immediately prior to transfer, including without limitation the provisions of Section 5(f) of the Plan, which shall apply so that in the event the original grantee of the option ceases to be an employee of the Company or any parent or subsidiary of the Company, then the option shall be exercisable by the transferee only to the extent and for the periods specified in the Agreement; and

                  (f) provide that if the optionee ceases to be an employee of the Company or any parent or subsidiary corporation of the Company (other than as a result of a Change of Control event or death or disability within the meaning of Code Section 22(e)(3)), before the option is fully vested, any portion of the option which is not fully vested on the date of such termination of employment shall be automatically forfeited as of such employment termination date, and the vested portion of the option which is unexercised shall expire,

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         terminate and become unexercisable upon the expiration of three (3)
         months from the date on which the optionee ceases to be an employee of the Company or of any parent or subsidiary corporation of the Company; provided, however, that the Committee, in its sole and absolute discretion, may permit an optionee who is not subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, to continue vesting in all or any portion of such option subsequent to termination of employment with the Company or any parent or subsidiary corporation of the Company; and

                  (g) provide that if the optionee ceases to be an employee of the Company or any parent or subsidiary corporation of the Company by reason of death or disability (within the meaning of Code Section 22(e)(3)), as determined in the sole and absolute judgment of the Company, before the option is fully vested, the option or any portion thereof which is unexercised shall immediately be and become fully exercisable without regard to the vesting schedule set forth herein and shall expire, terminate and become unexercisable after the expiration of six (6) months from the date the optionee ceases to be employed by the Company or any parent or subsidiary corporation of the Company.

         6. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period often (10) years from the date of this Plan.

         7. Indemnification of Committee. In addition to such other rights of indemnification that they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for

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negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of the action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend it.

         8. Amendment of the Plan. The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate except that the Committee shall not amend the Plan, absent the approval of the stockholders of the Company (a) to materially increase (within the meaning of Rule 16b-3) the benefits accruing to participants under the Plan, (b) to materially increase (within the meaning of Rule 16b-3) the number of securities which may be issued under the Plan, or (c) to materially modify (within the meaning of Rule 16b-3) the requirements as to eligibility for participation in the Plan; provided, however, that if the amendment would not alter the rights of any participant under the Plan who is subject to Rule 16b-3, then the Committee may approve such amendment without obtaining the approval of the stockholders of the Company; and provided, further however, the Committee shall have the authority, for any employee who is not subject to Rule 16b-3, to modify the three (3) and six (6) month time periods set forth in
Section 5(f) of the Plan without obtaining the approval of the stockholders of the Company.

         9. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general purposes.

         10. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise the option.

         11. General Restriction. Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any option granted pursuant to the Plan shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sold and absolute judgment of the Company, require the filing of a registration statement with the United Sates Securities and Exchange Commission or with the

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securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If an option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section, the exercise period for that option shall be extended for successive one-year periods until that option can be exercised in accordance with this Section. Each optionee shall, prior to the exercise of an option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of an option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and sate securities laws.

         12. Rights as a Stockholder. An optionee or a transferee of an option shall not have rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.

         13. Withholding. The exercise of any option granted under this Plan shall constitute an optionee's full and complete consent to whatever action the Committee deems necessary to satisfy any federal and state tax withholding requirements which the Committee, acting in its discretion, deems applicable to such exercise.

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         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the 20th day of January, 2000.

                                  PER-SE TECHNOLOGIES, INC.


                                  By:  /s/ ALLEN W. RITCHIE
                                      -------------------------------------
                                      Allen W. Ritchie
                                      President and Chief Executive Officer
[CORPORATE SEAL]

ATTEST:


 /s/ RANDOLPH L. M. HUTTO
-------------------------------------
Randolph L. M. Hutto
Secretary